UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2017

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes and Indenture

On September 20, 2017, TriMas Corporation (the “Company”) completed an offering of $300,000,000 aggregate principal amount of its 4.875% Senior Notes due 2025 (the “Senior Notes”) issued under an Indenture, dated as of September 20, 2017, among the Company, the Guarantors named therein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Indenture”).

The Senior Notes will mature on October 15, 2025 and interest will accrue at a rate of 4.875% per annum from the date of original issuance and will be payable semi-annually in cash in arrears on April 15 and October 15, commencing on April 15, 2018. The Company may redeem some or all of the Senior Notes before October 15, 2020 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, plus a “make whole” premium. On or after October 15, 2020, the Senior Notes will be redeemable, in whole or in part, on the redemption dates and at the redemption prices specified in the Indenture, plus accrued and unpaid interest. In addition, the Company may redeem up to 35% of the Senior Notes before October 15, 2020 with amounts equal to the net cash proceeds from certain equity offerings.

The Company and its subsidiaries are permitted to, subject to certain exceptions and limitations: incur additional debt; pay dividends on, redeem or repurchase stock; prepay subordinated debt; create liens, make specified types of investments, apply net proceeds from certain asset sales or losses, engage in transactions with affiliates, merge, consolidate or sell substantially all of its assets and; pay dividends and make other distributions from subsidiaries. Furthermore, in the event of a change of control as defined in the Indenture, the Company must offer to repurchase the Senior Notes at 101% of the aggregate principal amount of the Senior Notes repurchased, plus any accrued and unpaid interest. The Indenture also provides for customary events of default.

The proceeds of the offering were used repay all outstanding obligations of the Term Loan A facility due 2020 under TriMas Company LLC’s (a wholly-owned subsidiary of the Company (“TriMas LLC”)) amended and restated credit agreement, repay a portion of outstanding obligations under the Company’s accounts receivable facility, and pay fees and expenses related to the Senior Notes offering and repayment of such debt.

The foregoing descriptions of the Senior Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture (including the Form of Notes) which is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Amendment to Existing Credit Agreement

On September 20, 2017, TriMas LLC entered into a replacement facility amendment (the “Amendment”) to the Credit Agreement, dated as of October 16, 2013 (as previously amended, the “Existing Credit Agreement” and as amended by the Amendment, the “Credit Agreement”) among the Company, TriMas LLC, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, J.P. Morgan Europe Limited, as Foreign Currency Agent, and the other agents party thereto.

Pursuant to the Amendment, the $500.0 million revolving credit facility under the Existing Credit Agreement was replaced with a new $300.0 million revolving credit facility, which will permit borrowings denominated in specific foreign currencies, subject to a $125.0 million (equivalent) sublimit, and will mature on September 20, 2022. The revolving loans under the Credit Agreement will bear interest at the London Interbank Offered Rate (“LIBOR”) plus 1.625% (subject to step-ups up to LIBOR plus 1.750% or 2.000% or step-downs down to LIBOR plus 1.500% or 1.375%, based on the leverage ratio).

The Credit Agreement also provides incremental revolving credit facility commitments in an amount not to exceed the greater of $200.0 million and an amount such that, after giving effect to such incremental commitments and the incurrence of any other indebtedness substantially simultaneously with the making of such commitments, the senior secured net leverage ratio, as defined, is no greater than 3.75 to 1.00. The terms and conditions of any incremental revolving credit facility commitments must be no more favorable than the existing credit facility.

The Credit Agreement allows for the issuance of letters of credit, not to exceed $40.0 million in aggregate.

The dollar denominated debt under the Credit Agreement is an obligation of the Company and certain of its domestic subsidiaries and is secured by substantially all of the assets of such parties. Borrowings under the $125.0 million (equivalent) foreign currency sub limit are also secured by a cross-guarantee amongst, and a pledge of the assets of, the foreign subsidiary borrowers that are a party to the agreement. The Credit Agreement also contains various negative and affirmative covenants and other requirements affecting the Company and its subsidiaries, including the ability to, subject to certain exceptions and limitations, incur debt, liens, mergers, investments, loans, advances, guarantee obligations, acquisitions, assets dispositions, sale-leaseback transactions, hedging agreements, dividends and other restricted payments, transactions with affiliates, restrictive agreements and amendments to charters, bylaws, and other material documents. The terms of the Credit Agreement also require the Company and its restricted subsidiaries to meet certain restrictive financial covenants and ratios computed quarterly, including a maximum total net leverage ratio and senior secured net leverage ratio and a minimum interest expense coverage ratio.

The foregoing description of the Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which has been filed as Exhibit 10.1 hereto, and the full text of the Credit Agreement, which has been filed as part of Exhibit 10.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure

On September 20, 2017, the Company issued a press release announcing the closing of its $300 million aggregate principal amount of senior notes due 2025 through a private placement, and the amendment and extension of its senior secured credit facility. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information, including the accompanying Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	The following Exhibits are deemed filed or furnished with this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Indenture, dated as of September 20, 2017, among TriMas Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee (including the Form of Note)

10.1*	Replacement Facility Amendment, dated as September 20, 2017, among TriMas Company LLC, the other Loan Parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders party thereto.

99.1	Press Release issued by TriMas Corporation on September 20, 2017 (furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K)

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: September 20, 2017	By:	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Senior Vice President, General Counsel and Secretary